FIFTH AMENDMENT TO SUB-ADMINISTRATION AGREEMENT

This Fifth Amendment (“Amendment”) to the Sub-Administration Agreement entered into by and between State Street Bank and Trust Company (the “Sub-Administrator”) and Fidelity Service Company, Inc. (the “Administrator”) dated and effective as of October 11, 2013 (as amended, modified, or supplemented from time to time, the “Agreement”) is hereby entered into as of June 12, 2018 (the “Amendment Effective Date”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties now wish to amend Appendix A to the Agreement.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Agreement, pursuant to the terms thereof, as follows:

1.

AMENDMENTS

Appendix A to the Agreement, Listing of Funds, is hereby replaced in its entirety with Appendix A hereto.

2.

CONTINUING AGREEMENT

Except as expressly amended by this Amendment, the provisions of the Agreement shall remain in full force and effect.

3.

EFFECT OF AMENDMENT

All changes to the Agreement set forth in this Amendment shall be deemed to be effective as of the Amendment Effective Date, except as otherwise specified herein. References to the Agreement in other agreements, documents or instruments shall be deemed to refer to the Agreement, as amended hereby. In the event one or more provisions of the Agreement conflict with this Amendment, the provisions of this Amendment shall control.

4.

COUNTERPARTS

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

5.

GOVERNING LAW

This Amendment shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to its conflicts of law provisions.

[signature page immediately follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the Amendment Effective Date.

FIDELITY SERVICE COMPANY, INC.

By:  /s/Howard J. Galligan III

Name:  Howard J. Galligan III

Title: President

STATE STREET BANK AND TRUST COMPANY

By: /s/Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

 APPENDIX “A”

To

Administration Agreement Dated as of October 11, 2013

LISTING OF FUNDS

Effective as of June 12, 2018

Fidelity Corporate Bond ETF

Fidelity Dividend ETF for Rising Rates

Fidelity High Dividend ETF

Fidelity High Yield Factor ETF

Fidelity International High Dividend ETF

Fidelity International Value Factor ETF Fidelity Limited Term Bond ETF

Fidelity Low Duration Bond Factor ETF

Fidelity Low Volatility Factor ETF

Fidelity Momentum Factor ETF

Fidelity MSCI Consumer Discretionary Index ETF Fidelity MSCI Consumer Staples Index ETF Fidelity MSCI Energy Index ETF

Fidelity MSCI Financials Index ETF Fidelity MSCI Health Care Index ETF Fidelity MSCI Industrials Index ETF

Fidelity MSCI Information Technology Index ETF

Fidelity MSCI Materials Index ETF

Fidelity MSCI Real Estate Index ETF

Fidelity MSCI Telecommunication Services Index ETF

Fidelity MSCI Utilities Index ETF Fidelity Quality Factor ETF Fidelity Total Bond ETF

Fidelity Value Factor ETF